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                                                                     EXHIBIT 2.8


                          AGREEMENT AND PLAN OF MERGER
                                OF ADAPTEC INC.,
                             A DELAWARE CORPORATION,
                                       AND
                                  ADAPTEC INC.,
                            A CALIFORNIA CORPORATION


        THIS AGREEMENT AND PLAN OF MERGER dated as of February 23, 1998 (the "Agreement") is between Adaptec, Inc. a Delaware corporation ("Adaptec Delaware"), and Adaptec Inc., a California corporation ("Adaptec California"). Adaptec Delaware and Adaptec California are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS

        A. Adaptec Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 401,000,000 shares, $0.001 par value, of which 400,000,000 shares are designated "Common Stock" and 1,000,000 shares are designated "Preferred Stock" of which Two-Hundred Fifty Thousand (250,000) shares are designated as Series A Participating Preferred. As of February 23, 1998, 100 shares of Common Stock were issued and outstanding, all of which are held by Adaptec California, and no shares of Preferred Stock were issued and outstanding.

        B. Adaptec California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 401,000,000 shares, $0.001 par value, of which 400,000,000 are designated "Common Stock" and 1,000,000 shares are designated "Preferred Stock" of which Two-Hundred Fifty Thousand (250,000) are designated as Series A Participating Preferred Stock. As of February 23, 1998, 113, 737,361 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

        C. The Board of Directors of Adaptec California has determined that, for the purpose of effecting the reincorporation of Adaptec California in the State of Delaware, it is advisable and in the best interests of Adaptec California and its shareholders that Adaptec California merge with and into Adaptec Delaware upon the terms and conditions herein provided.

        D. The respective Boards of Directors of Adaptec Delaware and Adaptec California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Adaptec Delaware and Adaptec California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:



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                                        I

                                     MERGER

        1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Adaptec California shall be merged with and into Adaptec Delaware (the "Merger"), the separate existence of Adaptec California shall cease and Adaptec Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Adaptec Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Adaptec, Inc.

        1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

               (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

               (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

               (c) An executed and acknowledged counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

               (d) An executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

        1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Adaptec California shall cease and Adaptec Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Adaptec California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Adaptec California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Adaptec California in the same manner as if Adaptec Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.



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                                       II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1 Certificate of Incorporation. The Certificate of Incorporation of Adaptec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2 Bylaws. The Bylaws of Adaptec Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.3 Directors and Officers. The directors and officers of Adaptec California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                       III

                          MANNER OF CONVERSION OF STOCK

        3.1 Adaptec California Common Stock. Upon the Effective Date of the Merger, each share of Adaptec California Common Stock, par value $.001, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. Each Purchase Right issued or issuable pursuant to the Second Amended and Restated Rights Agreement (the "Rights Agreement") dated as of December 5, 1996 between Adaptec, Inc. and Chase Mellon Shareholder Services, LLC shall become exercisable, when and as described in the Rights Agreement, for Adaptec Delaware Series A Participating Preferred Stock. Each share of Adaptec Delaware Common Stock issued pursuant to this Agreement shall have one such Purchase Right associated with it.

        3.2 Adaptec California Options, Stock Purchase Rights and Convertible Securities. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any stock option plans and all other employee benefit plans of Adaptec California. As of the date hereof, there are options outstanding under Adaptec California's stock option plans to purchase a total of 18,008,523 shares of Common Stock of Adaptec California. As of the date hereof, there are outstanding convertible notes in aggregate principal amount of $230,000,000 convertible into Common Stock of Adaptec California and rights to purchase Common Stock of Adaptec California issued pursuant to Adaptec California's Employee Stock Purchase Plan. Each outstanding and unexercised option or other right to purchase Adaptec California Common Stock or security convertible into Adaptec California Common Stock shall become an outstanding and unexercised option or right to purchase the Surviving Corporation's Common



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Stock or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Adaptec California Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Adaptec California option, stock purchase right or convertible security at the Effective Date of the Merger.

        A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of Adaptec California Common Stock so reserved immediately prior to the Effective Date of the Merger.

        3.3 Adaptec Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Adaptec Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Adaptec Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        3.4 Certificates. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of Adaptec California Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation's Common Stock.

                                       IV

                                     GENERAL

        4.1 Covenants of Adaptec Delaware. Adaptec Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

               (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

               (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Adaptec Delaware of all of the franchise tax liabilities of Adaptec California; and

               (c) Take such other actions as may be required by the California General Corporation Law.

        4.2 Further Assurances. From time to time, as and when required by Adaptec Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Adaptec California such deeds and other instruments, and there shall be taken or caused to be taken by Adaptec Delaware and Adaptec California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Adaptec Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Adaptec California and otherwise to carry out the purposes of this Agreement, and the officers and directors of



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Adaptec Delaware are fully authorized in the name and on behalf of Adaptec
California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Adaptec California or Adaptec Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Adaptec California or by the sole stockholder of Adaptec Delaware, or by both.

        4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation, or (4) alter or change any of the principal terms of this Agreement.

        4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Center, in the city of Wilmington, County of New Castle, 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

        4.6 Expenses. Each party to the transactions contemplated by this Agreement shall pay its own expenses, if any, incurred in connection with such transactions.

        4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 500 Yosemite Drive, Milpitas, California 95035 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

        4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

        4.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Adaptec Delaware and Adaptec California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                         ADAPTEC, INC.
                                         a Delaware corporation

                                         By:
                                            ------------------------------------
                                            F. Grant Saviers
                                            President and Chief Executive
                                            Officer

ATTEST:



------------------------------------
Henry P. Massey, Jr.
Secretary


                                         ADAPTEC, INC.
                                         a California corporation


                                         By:
                                            ------------------------------------
                                            F. Grant Saviers
                                            President and Chief Executive
                                            Officer

ATTEST:



------------------------------------
Henry P. Massey, Jr.
Secretary



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                                  ADAPTEC, INC.
                            (California Corporation)

                              OFFICERS' CERTIFICATE


F. Grant Saviers and Henry P. Massey, Jr. certify that:

        1. They are the President and the Secretary, respectively, of Adaptec, Inc., a corporation organized under the laws of the State of California.

        2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 400,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

        3. There were 112,308,577 shares of Common Stock, and no shares of Preferred Stock, outstanding as of the record date (the "Record Date") of the shareholders' meeting at which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of Common stock outstanding on the Record Date were entitled to vote on the merger.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The vote required was a majority of the outstanding shares of Common Stock.

        6. F. Grant Saviers and Henry P. Massey, Jr. further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Milpitas, California on February 23, 1998.




                                         ------------------------------------
                                         F. Grant Saviers, President



                                         ------------------------------------
                                         Henry P. Massey, Jr., Secretary



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                                  ADAPTEC, INC.
                             (Surviving Corporation)

                              OFFICERS' CERTIFICATE


F. Grant Saviers and Henry P. Massey, Jr. certify that:

        1. They are the President and the Secretary, respectively, of Adaptec, Inc., a corporation organized under the laws of the State of Delaware.

        2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock". There are authorized 400,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

        3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

        5. The vote required was a majority of the outstanding shares of Common Stock.

        6. F. Grant Saviers and Henry P. Massey, Jr. , further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Milpitas, California on February 23, 1998.




                                         ------------------------------------
                                         F. Grant Saviers, President



                                         ------------------------------------
                                         Henry P. Massey, Jr., Secretary